Exhibit 24 - Consent of Certified Public Accountants

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Electronic Systems Technology, Inc.
Kennewick, Washington

We hereby consent to the use of our opinion, dated February 7, 2003 on the financial statements of Electronic Systems Technology, Inc., for the years ended December 31, 2002 and 2001 in the Form 10-KSB.

MOE O'SHAUGHNESSY & ASSOCIATES, P.S.

Jenny E. Anderson,
Certified Public Accountant

Spokane, Washington
March 5, 2003